UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, Georgia 30326
(Address of Principal Executive Offices)

404-760-4000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Novelis Inc. (the “Company”) and certain of its subsidiaries (with the Company, collectively, “Novelis”) are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”), and a syndicate of financial institutions (with Wells Fargo, collectively, the “Lenders”). The material terms of the ABL Credit Agreement are described under “Note 11, Debt” in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2019, and in Company’s Current Report on Form 8-K filed with the SEC on April 18, 2019. The ABL Credit Agreement includes a revolving credit facility (the “Revolving Credit Facility”) available for loans to Novelis in U.S. dollars, euros, pounds sterling and Swiss francs with aggregate commitments under the ABL Credit Agreement of $1.5 billion, subject to borrowing base availability.

On March 23, 2020, Novelis provided notices to the Lenders to borrow approximately $554 million (the “Borrowings”) under the Revolving Credit Facility. After giving effect to the Borrowings, the current balance of loans under the Revolving Credit Facility is $554 million, along with $20 million being utilized for letters of credit, and there is approximately $250 million in unused borrowing capacity remaining under the Revolving Credit Facility.

The Borrowings are scheduled to mature on April 15, 2024, and may be repaid by Novelis at any time without penalty. The Revolving Credit Facility bears an interest rate of LIBOR plus a spread of 1.25% to 1.75% or a prime rate plus a prime spread of 0.25% to 0.75% based on excess availability.

Novelis is making the Borrowings under the Revolving Credit Facility as a precautionary measure to increase its cash position and preserve financial flexibility considering current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the Borrowings are currently being held on the Company’s balance sheet. In accordance with the terms of the ABL Credit Agreement, the proceeds from the Borrowings may in the future be used for working capital, general corporate and other purposes permitted by the ABL Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: March 27, 2020	By:	/s/ Christopher M. Courts
Name: Christopher M. Courts
Title: Interim General Counsel, Corporate Secretary and Compliance Officer